 As filed with the Securities and Exchange Commission on October 30, 2008

                                                                                                                                   Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

MINNESOTA	41-0950791
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

 201 Mentor Drive
Santa Barbara, California 93111
(805) 879-6000
(Address of principal executive offices, including zip code and telephone number)

Mentor Corporation
Amended and Restated 2005 Long-Term Incentive Plan
 (Full title of the Plans)
_______________________________

Joshua H. Levine
President and Chief Executive Officer
Mentor Corporation
201 Mentor Drive
Santa Barbara, California 93111
(805) 879-6000
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Joseph A. Newcomb		Scott M. Stanton
Vice President & General Counsel		J. Nathan Jensen
Mentor Corporation		Morrison & Foerster LLP
201 Mentor Drive		12531 Highy Bluff Drive, Suite 100
Santa Barbara, California 93111		San Diego, California 92130
(805) 879-6000		(858) 720-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.10 par value	2,500,000 (2)	$15.09	$37,725,000	$1,483

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction.

(2)  Represents additional shares of Common Stock authorized to be issued under the Registrant's Amended and Restated 2005 Long-Term Incentive Plan (the "2005 Plan").  Shares available for issuance under the 2005 Plan were previously registered on (i) a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on November 14, 2001 (Registration No. 333-73306), as amended by Post-Effective Amendment No. 1 to such registration statement filed with the Commission on October 20, 2005, and (ii) a registration statement on Form S-8 filed with the Commission on March 28, 2007 (Registration No. 333-141620).

 (3) Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low sale prices of the Registrant's Common Stock reported on the New York Stock Exchange on October 24, 2008.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information.

Not required to be filed with this Registration Statement.

Item 2.        Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

a.             The Registrant's Annual Report on Form 10‑K for the fiscal year ended March 31, 2008, which includes audited financial statements for the Registrant's fiscal year ended March 31, 2008.

b.             All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the audited financial statements referred to in (a) above.

c.             The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001-31744), filed July 22, 2003 including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

Section 302A.521, subd. 2, of the Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal

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proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

Section 4.01 of the Amended and Restated Bylaws of the Registrant provides that the Registrant shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by provisions of law; provided, however, that such Company shall not make advances to any person other than a director of the Registrant or of another corporation at least 80% of the Common Stock of all classes of which are owned directly or indirectly by the Registrant (a "Subsidiary") or an officer of the Registrant or of a Subsidiary who is elected by the directors of the Registrant or Subsidiary; and provided, further, that the Registrant shall not indemnify any person, other than a director of the Registrant or of a Subsidiary, or an officer of the Registrant or of a Subsidiary, who is elected by the directors, in respect of any judgment, penalty, fine, excise tax, settlement, expense or other matter for which such person shall have been finally determined to be liable by reason of his or her negligence, recklessness or willful misconduct.

As permitted by the Minnesota Statutes, Article IX of the Registrant's Composite Restated Articles of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived any improper personal benefit, or (v) for any act or omission occurring prior to the effective date of Article IX.

The Registrant has entered into customary indemnification agreements with its directors and officers, and the Registrant has purchased directors' and officers' liability insurance.

Item 7.        Exemption From Registration Claimed.

Not applicable.

Item 8.        Exhibits.

5.1           Opinion of Morrison & Foerster LLP

10.2*       Mentor Corporation Amended and Restated 2005 Long-Term Incentive Plan (filed as Exhibit 10.2 to the
                              Registrant's Current Report on Form 8-K filed with the Commission on October 1, 2008)

23.1         Consent of Independent Registered Public Accounting Firm

23.2         Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1         Power of Attorney (see Signature Page)

*              Indicates management contract or compensatory plan or arrangement.

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Item 9.        Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on October 30, 2008.

MENTOR CORPORATION

                                                                                    By: /s/Joshua H. Levine
                                                                                            Joshua H. Levine
                                                                                            President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Joshua H. Levine and Joseph A. Newcomb as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 30, 2008.

Signature	Title
/s/Joshua H. Levine Joshua H. Levine	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/Michael O'Neill Michael O'Neill	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/Joseph E. Whitters Joseph E. Whitters	Director
/s/Michael L. Emmons Michael L. Emmons	Director
/s/Walter W. Faster Walter W. Faster	Director
/s/Margaret H. Jordan Margaret H. Jordan	Director
/s/Katherine S. Napier Katherine S. Napier	Director
/s/Burt E. Rosen Burt E. Rosen	Director

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Morrison & Foerster LLP
10.2*	Mentor Corporation Amended and Restated 2005 Long-Term Incentive Plan (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the Commission on October 1, 2008)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (see Signature Page)
*Indicates management contract or compensatory plan or arrangement.

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EXHIBIT 5.1

OPINION OF MORRISON & FOERSTER LLP

October 30, 2008

Mentor Corporation
201 Mentor Drive
Santa Barbara, California 93111

Re:  Amended and Restated 2005 Long-Term Incentive Plan

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,500,000 shares of your common stock, $0.10 par value (the "Shares") which will be issuable under the Mentor Corporation Amended and Restated 2005 Long-Term Incentive Plan (the "2005 Plan").

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the 2005 Plan, and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion.  For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold pursuant to the terms of the 2005 Plan, will be legally issued, fully paid and nonassessable common stock.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/Morrison & Foerster LLP

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EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2005 Long-Term Incentive Plan of Mentor Corporation of our reports dated May 22, 2008, with respect to the consolidated financial statements and schedule of Mentor Corporation, and the effectiveness of internal control over financial reporting of Mentor Corporation, included in its Annual Report (Form 10-K) for the year ended March 31, 2008, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP
Los Angeles, California
October 29, 2008

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